UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2006

IT&E International Group
(Exact name of registrant as specified in its charter)

Nevada	000-50095	77-0436157
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 858-366-0970

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01:      Change in Registrant’s Certifying Accountant

     (a)     On January 17, 2006, the registrant dismissed Beckstead and Watts, LLP, certified public accountants (“Beckstead & Watts”), as the registrant’s independent registered public accounting firm.

        The decision to change accounting firms was recommended and approved by the Company’s Audit Committee.

        The reports of Beckstead & Watts on the registrant’s consolidated financial statements for the years ended December 31, 2004 and 2003, did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

        In connection with its audits of the registrant’s consolidated financial statements for the years ended December 31, 2004 and 2003, and through the subsequent interim periods, there were no disagreements with Beckstead & Watts on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beckstead & Watts, would have caused it to make reference thereto in its reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

        The registrant has requested Beckstead & Watts to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the statements made herein.

     (b)     On January 16, 2006, the Audit Committee of the registrant appointed Schneider Downs & Co., Inc. (“Schneider”) as the registrant’s new independent registered public accounting firm. The appointment was effective immediately.

        During the Company’s two most recent fiscal years and the period from the end of the most recent fiscal year to the date of appointment of Schneider, neither the registrant nor anyone acting on its behalf, consulted with Schneider with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements, or any other matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

Number	Description
16.1	Letter of Beckstead and Watts, LLP to the Securities and Exchange Commission

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group
By: /s/ Peter Sollenne
Peter Sollenne
Chief Executive Officer

Dated: January 20, 2006

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